Exhibit 99.2
Board of Directors
Peerless Systems Corporation
          The undersigned hereby resigns as a member of the Board of Directors, and a member of the Audit and Nominating and Corporate Governance Committees, of Peerless Systems Corporation effective immediately.

/s/ Louis C. Cole
Louis C. Cole